UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

September 21, 2006 (September 15, 2006)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2006 the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”), acting pursuant to the terms of Kevin Kennedy’s Employment Agreement dated September 1, 2003 and the CEO Bonus Plan contained therein, as amended, reviewed the Company’s performance relative to the achievement of certain performance metrics including FY2006 Company revenue and EBITDA improvements, organizational enhancement and process improvements, and strategic objectives. Based upon such review, the Board approved a bonus payment of $400,000 to Mr. Kennedy.

On September 19, 2006 the Compensation Committee (the “Committee”) of the Board set the annual base salary for Mr. John Peeler, Executive Vice President and President, Communications Test & Measurement Group, a named executive officer of the Company for the Company’s fiscal year ending June 30, 2006 (“FY 2006”), at $450,000. Acting pursuant to the terms of Mr. Peeler’s Employment Agreement dated May 23, 2005 and the Company’s Communications Test & Measurement FY 2006 Bonus Plan, the Committee also reviewed Mr. Peeler’s and the Communications Test & Measurement Group’s performance relative to certain revenue, EBITDA and organizational metrics. Based upon such review, the Committee approved a bonus payment of $300,000 to Mr. Peeler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President, Corporate Development and Marketing, and Chief Legal Officer

September 21, 2006